                                   EXHIBIT B
                            ------------------------

                         REAL ESTATE PURCHASE AGREEMENT

                                    BETWEEN

                      FIRST WASHINGTON REALTY TRUST, INC.,
                  FIRST WASHINGTON REALTY LIMITED PARTNERSHIP,
             AND CERTAIN OF THEIR DIRECT AND INDIRECT SUBSIDIARIES,

                                   AS SELLER,

                                      AND

                                  USRP I, LLC,

                                  AS PURCHASER

                            ------------------------

                         REAL ESTATE PURCHASE AGREEMENT

                               TABLE OF CONTENTS

                                                                   PAGE
                                                                   ----
1.   Property Identification.....................................    1
2.   Purchase Price..............................................    2
3.   [Intentionally Omitted].....................................    2
4.   Transfer of Equity Interests................................    2
5.   [Intentionally Omitted].....................................    2
6.   Conditions Precedent........................................    2
     6.1 Purchaser's Obligations.................................    2
     6.2 Seller's Obligations....................................    3
7.   Representations and Warranties..............................    3
     7.1 Seller's Representations................................    3
     7.2 Purchaser's Representations and Warranties..............    3
8.   Closing.....................................................    3
     8.1 Closing Date............................................    3
     8.2 Seller's Deliveries.....................................    3
     8.3 Purchaser's Deliveries..................................    5
     8.4 Close of Escrow.........................................    5
9.   Purchase Price Adjustment...................................    6
10.  Termination.................................................    6
11.  Miscellaneous...............................................    6
     11.1 General................................................    6
     11.2 IRS Real Estate Sales Reporting........................    6
12.  State Specific Provisions...................................    6
     12.1 Illinois...............................................    6
     12.2 Maryland...............................................    6
     12.3 New Jersey.............................................    6
     12.4 District of Columbia...................................    7

                         REAL ESTATE PURCHASE AGREEMENT

     This Real Estate Purchase Agreement (this "Agreement") is entered into as of September 27, 2000 by and among First Washington Realty Trust, Inc., a Maryland corporation ("First Washington"), First Washington Realty Limited Partnership, a Maryland limited partnership ("FWOP"), and each of the directly or indirectly wholly-owned subsidiaries of First Washington and/or FWOP listed on Exhibit A to this Agreement (collectively and jointly and severally with First Washington and FWOP, "Seller"), with an address of 4350 East-West Highway, Suite 400, Bethesda, MD 20814 and USRP I, LLC, a Delaware limited liability company ("Purchaser"), with an address at 10135 SE Sunnyside Road, Suite 250, Clackamas, OR 97015. Simultaneously with the execution and delivery of this Agreement, (a) Seller has entered into a certain Master Agreement dated as of the date hereof (the "Master Agreement") with Purchaser and certain affiliates of Purchaser, (b) First Washington and FWOP have entered into a certain Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement") with Purchaser and certain affiliates of Purchaser and (c) FWOP and USRP LP, LLC, an affiliate of Purchaser, have entered into a certain Limited Partnership Interest Purchase and Sale Agreement dated as of the date hereof (the "Partnership Interest Agreement"). This Agreement, the Master Agreement, the Merger Agreement and the Partnership Interest Agreement are collectively referred to as the "Transaction Documents".

     1. Property Identification. Subject to the terms and provisions hereof and in consideration of the mutual agreements contained in this Agreement and the efforts expended prior to the date hereof by Seller and Purchaser in connection with the transactions contemplated by the Transaction Documents, Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, with respect to each of the shopping center properties described in Exhibit 1-A attached hereto, the Real Property, the Personal Property and the Intangible Property (as each such term is defined below) (each a "Property" and, collectively, the "Properties"). The following terms used in this Agreement relating to the various components of the Properties shall have the meanings indicated:

          1.1 "Contracts" shall mean all maintenance, service and other operating contracts, equipment leases and other arrangements or agreements to which Seller or any affiliate of Seller is a party affecting the ownership, repair, maintenance, management, leasing or operation of the Properties, but not including Leases.

          1.2 "Improvements" shall mean, as to each of the properties listed on
     Exhibit 1-A, the right, title and interest of the Seller or any affiliate of Seller in any and all structures, buildings, facilities, parking areas or other improvements situated on such property's Land and all related fixtures, improvements, building systems and equipment (including, without limitation, HVAC, security and life safety systems).

          1.3 "Intangible Property" shall mean, as to each Real Property, the right, title and interest of Seller or any affiliate of Seller in: (a) any and all permits, entitlements, filings, building plans, specifications and working drawings, certificates of occupancy, operating permits, sign permits, development rights and approvals, certificates, licenses, warranties and guarantees, engineering, soil, pest control, survey, environmental, appraisal, market and other reports relating to the Property; (b) all trade names, service marks, tenant lists, advertising materials and telephone exchange numbers identified with the Property; (c) the Contracts and the Leases; (d) all claims, awards, actions, remedial rights and judgments relating to the Property; (e) all books, records, files and correspondence relating to the Property; and (f) all other transferable intangible property, miscellaneous rights, benefits or privileges of any kind or character with respect to the property.

          1.4 "Land" shall mean, as to each of the Properties listed on Exhibit 1-A, the land component in the Property as described in the Title Policies.

          1.5 "Leases" shall mean, as to each Real Property, all leases, concession agreements, rental agreements or other agreements (including all amendments or modifications thereto) which entitle any person or entity to the occupancy or use of any portion of the Real Property.

          1.6 "Personal Property" shall mean, as to each Real Property, all furniture, furnishings, trade fixtures and other tangible personal property directly or indirectly owned by Seller that is located at and used exclusively in connection with the operation of any Real Property.

          1.7 "Real Property" shall mean, as to each property listed on Exhibit 1-A, the Land, the Improvements and all of Seller's right, title and interest in and to the rights, privileges, easements, and appurtenances to the Land or the Improvements, including, without limitation, any air, development, water, hydrocarbon or mineral rights held by any Seller, all licenses, easements, rights-of-way, claims, rights or benefits, covenants, conditions and servitudes and other appurtenances used or connected with the beneficial use or enjoyment of the Land or the Improvements and all rights or interests relating to any roads, alleys or parking areas adjacent to or servicing the Land or the Improvements.

          1.8 "Title Policy" shall refer to Seller's existing title insurance policies with respect to the Properties, including all endorsements thereto, complete copies of which have been delivered by Seller to Purchaser.

     Attached as Exhibit 1-B to this Agreement is a non-exclusive list of other defined terms used in this Agreement and the Sections of this Agreement where such terms are defined.

     2. Purchase Price. The aggregate purchase price for the Properties (the "Purchase Price") shall be Six Hundred Seventy-Three Million Nine Hundred Eighty-Seven Thousand Seven Hundred Eighty-Three ($673,987,783.00) Dollars less the outstanding principal balance (including any accrued and unpaid interest) as of the Closing Date (as hereinafter defined) of the Assumed Loans (as defined in the Master Agreement) encumbering the Properties (but not the Assumed Loans encumbering the Merger Agreement Properties). The portion of the Purchase Price allocated to each Property (the "Allocated Purchase Price") is equal to the Allocated Consideration (as defined in the Master Agreement) for such Property. The Purchase Price, as adjusted pursuant to the terms of this Agreement and the Master Agreement (including, without limitation, adjustments with respect to Net Working Capital (as defined in the Master Agreement)) (the "Adjusted Purchase Price"), shall be paid on the Closing Date by wire transfer of immediately available federal funds.

     3. [Intentionally Omitted]

     4. Transfer of Equity Interests. Reference is hereby made to the Properties listed on Exhibit 4 hereto (the "Equity Interest Properties"). Notwithstanding anything to the contrary contained herein, on the Closing Date there shall be transferred, assigned and conveyed to Purchaser, in lieu of fee simple title to the Equity Interest Properties, all of the beneficial ownership interests in the partnership or limited liability company that owns each of the Equity Interest Properties (collectively, the "Interests") on the following terms and otherwise on the terms and conditions contained elsewhere in the Agreement. Seller agrees to cause any of its affiliates or subsidiaries that own Interests to transfer, assign and convey to Purchaser all such Interests on the terms and conditions contained in this Agreement. The Interests shall be transferred free and clear of any pledge, security interest or lien encumbering the Interests (as opposed to the Equity Interest Properties) in whole or in part.

     5. [Intentionally Omitted]

     6. Conditions Precedent.

          6.1 Purchaser's Obligations. In addition to any other conditions precedent in favor of Purchaser as may be set forth elsewhere in the Transaction Documents, Purchaser's obligations under this Agreement are expressly subject to the timely fulfillment of the conditions set forth in this Section 6.1 on or before the Closing Date, or such earlier date as is set forth below. Each condition may be waived in whole or in part only by written notice of such waiver from Purchaser to Seller.

             6.1.1 Seller performing and complying in all material respects with all of the terms of this Agreement to be performed and complied with by Seller prior to or at the Closing (as hereinafter defined).

             6.1.2 The closing of the transactions contemplated under the Master Agreement and the other Transaction Documents shall have occurred or shall be set up to occur immediately following the Closing under this Agreement.

          6.2 Seller's Obligations. In addition to any other conditions precedent in favor of Seller as may be set forth elsewhere in the Transaction Documents, Seller's obligations under this Agreement are expressly subject to the timely fulfillment of the conditions set forth in this Section 6.2 on or before the Closing Date, or such earlier date as is set forth below. Each condition may be waived in whole or part only by written notice of such waiver from Seller to Purchaser.

             6.2.1 Purchaser performing and complying in all material respects with all of the terms of this Agreement to be performed and complied with by Purchaser prior to or at the Closing.

             6.2.2 The closing of the transactions contemplated under the Master Agreement and the other Transaction Documents shall have occurred or shall be set up to occur immediately following the Closing under this Agreement.

     7. Representations and Warranties.

          7.1 Seller's Representations. Seller hereby ratifies and confirms the representations and warranties of the First Washington Entities (as defined in the Master Agreement) made in the Master Agreement, as if set forth in full herein. The representations and warranties of Seller set forth in or made pursuant to this Agreement shall not survive the Closing.

          7.2 Purchaser's Representations and Warranties. Purchaser hereby ratifies and confirms the representations and warranties of the USRP Entities (as defined in the Master Agreement) made in the Master Agreement, as if set forth in full herein. The representations and warranties of Purchaser as set forth in or made pursuant to this Agreement shall not survive the Closing.

     8. Closing.

          8.1 Closing Date. Subject to Seller's and Purchaser's right to extend the Closing Date as provided in the Master Agreement, the closing of the transactions which are the subject of this Agreement (the "Closing") shall take place at the offices of Goodwin, Procter & Hoar LLP, 599 Lexington Avenue, New York, New York 10022, or such other location as may be agreed to by Seller and Purchaser, or through customary closing arrangements reasonably acceptable to Seller and Purchaser, in either case on January 12, 2001 (as the same may be extended in accordance with the Master Agreement, the "Closing Date").

          8.2 Seller's Deliveries. At or prior to the Closing, Seller shall deliver or cause to be delivered, at Seller's sole expense, pursuant to customary closing escrow arrangements reasonably satisfactory to Seller and Purchaser, each of the following items:

             8.2.1 a duly executed and acknowledged deed pertaining to the Real Property portion of each of the Properties, each in a customary or statutory form, for the state (or, if applicable, the county) in which such Real Property is located as requested by Purchaser (collectively, the "Deeds");

             8.2.2 a duly executed bill of sale pertaining to the Personal Property portion of each of the Properties, each in the form attached to this Agreement as Exhibit 8.2.2 (collectively, the "Bills of Sale");

             8.2.3 a duly executed counterpart assignment and assumption pertaining to the Intangible Property portion of each of the Properties, each in the form attached to this Agreement as Exhibit 8.2.3 (collectively, the "Assignments of Intangibles");

             8.2.4 a duly executed counterpart assignment and assumption pertaining to the Leases, each in the form attached to this Agreement as
        Exhibit 8.2.4 (collectively, the "Assignments of Leases");

             8.2.5 a certificate from Seller certifying the information required by any of the states in which any of the Properties are located to establish that the transaction contemplated by this Agreement is exempt from the tax withholding requirements of such states (the "State Certificates");

             8.2.6 a certificate (the "FIRPTA Certificate") from Seller certifying the information required by Section 1445 of the Code to establish, for the purposes of avoiding Purchaser's tax withholding obligations, that Seller is not a "foreign person" as defined in Section 445(f)(3) of the Code (as defined in the Merger Agreement);

             8.2.7 duly executed counterparts of all Assumed Loan Lender Consent Documents (as defined in the Master Agreement) duly executed by the Assumed Loan Lenders (as defined in the Master Agreement) and Seller, as applicable;

             8.2.8 a letter executed by Seller and, if applicable, its respective management agent and Purchaser, in form and substance reasonably satisfactory to Purchaser, addressed to all tenants of each respective Property, notifying all such tenants of the transfer of ownership of the Property and directing payment of all rents accruing after the Closing Date to be made to Purchaser or such other party as Purchaser directs (the "Tenant Notices");

             8.2.9 to the extent not previously delivered to Purchaser and in Purchaser's possession or under its control, originals of any of the Contracts, Leases, licenses, approvals, plans, specifications, warranties, tenant files and other books and records relating to the ownership and operation of the Property (or if the original is not in the Seller's possession or control, copies thereof to the extent in Seller's possession or control);

             8.2.10 [Intentionally Omitted]

             8.2.11 such affidavits as may be reasonably and customarily required by Title Company (as defined in the Master Agreement) to issue owner's policies of title insurance in the form required hereby (including, without limitation, without exception for parties-in-possession (other than tenants under the Leases) or mechanics' or materialmen's liens);

             8.2.12 evidence reasonably satisfactory to Purchaser and Title Company as to the authority and incumbency of the persons signing documents on behalf of Seller;

             8.2.13 [Intentionally Omitted]

             8.2.14 Copies of legal existence certificates for each entity constituting Seller from the state of its organization and from each state where it is qualified to do business as shown on Exhibit A and appropriate votes and authorizations to enter into and close the transaction contemplated herein;

             8.2.15 A duly-executed original counterpart of a closing statement in accordance herewith;

             8.2.16 If the Closing is conducted pursuant to a so-called "New York style closing," a so-called "gap indemnity" in form reasonably acceptable to Title Company;

             8.2.17 Such other documents as may be reasonably necessary or appropriate to effect the consummation of the transactions which are the subject of this Agreement or which are otherwise required or contemplated by this Agreement;

             8.2.18 All books and records relating to each Property and its operation and management, including, but not limited to, all financial records, reports and statements in Seller's possession or control;

             8.2.19 An updated Rent Roll (as defined in the Master Agreement) for each Property dated no earlier than five (5) days prior to Closing certified by an authorized representative of Seller as accurate and complete in all material respects;

             8.2.20 An assignment and assumption agreement in the form annexed hereto as Exhibit 8.2.20 duly executed by Seller (the "Assignment and Assumption of Interests Agreement") with respect to the transfer of the Interests; and

             8.2.21 Amendments to the organizational documents of each partnership or limited liability company that owns an Equity Interest Property reflecting the assignment of the Interests to Purchaser and the withdrawal of Seller as a partner or member of each partnership or limited liability company that owns an Equity Interest Property. Seller and Purchaser agree that all items of income and loss of each such partnership or limited liability company that owns an Equity Interest Property for the tax year in which the Closing occurs shall be allocated to the partners or members prior to Closing, on the one hand, and the partners or members after the Closing, on the other hand, based on the so-called "closing of the books" method.

          8.3 Purchaser's Deliveries. At or prior to the Closing, Purchaser shall deliver the following items pursuant to customary closing escrow arrangements reasonably satisfactory to Seller and Purchaser:

             8.3.1 By wire transfer of immediately available federal funds, the Adjusted Purchase Price, less the outstanding balance (including accrued and unpaid interest) of the Assumed Loans;

             8.3.2 Duly executed counterparts of each of the Assignments of Intangibles, Assignments of Leases and Bills of Sale (and Tenant Notices where required);

             8.3.3 Such evidence or documents as may reasonably be required by Title Company evidencing the status and capacity of Purchaser and the authority of the person or persons who are executing the various documents on behalf of Purchaser in connection with the purchase of the Properties, and in any event copies of Purchaser's legal existence certificate from the State of Delaware and appropriate votes and authorizations to enter into and close the transactions contemplated in this Agreement;

             8.3.4 A duly executed original counterpart of a closing statement in accordance herewith;

             8.3.5 Duly executed counterparts of the Assumed Loan Lender Consent Documents required to be signed by Purchaser;

           8.3.6 Duly executed counterparts of the Assignment and Assumption of Interests Agreement; and

             8.3.7 Such other documents as may be reasonably necessary or appropriate to effect the consummation of the transactions which are the subject of this Agreement.

          8.4 Close of Escrow. Title Company shall close escrow on the Closing Date by:

             8.4.1 recording the Deeds;

             8.4.2 causing Title Company to issue to Purchaser or its designee owner's policies of title insurance in the form required under the Master Agreement;

             8.4.3 delivering to Purchaser original executed counterparts of the Bills of Sale, the FIRPTA Certificate, the State Certificates, each of the Assignments of Intangibles and Assignments of Leases, and Assignment and Assumption of Interests Agreement(s) and any other documents in escrow by Seller pursuant to Section 8.2;

             8.4.4 delivering to Seller (i) original executed counterparts of the Bills of Sale, the Assignments of Intangibles and the Assignments of Leases and any other documents deposited in escrow by Purchaser pursuant to Section 8.3 and (ii) funds in the amount of the Purchase Price, less the outstanding balance of the Assumed Loans and as adjusted for prorations, credits, closing costs and other adjustments provided for in the Master Agreement and this Agreement; and

             8.4.5 delivering the Tenant Notices to the tenants by certified mail, return receipt requested, with copies to Seller and Purchaser.

     9. Purchase Price Adjustment. Purchaser and Seller acknowledge and agree that (a) they and their affiliates are parties to the Merger Agreement and the Master Agreement and (b) they each derive a direct benefit from the transactions contemplated under the Merger Agreement and the Master Agreement. Although the Merger Agreement and the Master Agreement each provide for certain prorations and adjustments to the consideration to be paid by the USRP Entities to the First Washington Entities under the Transaction Documents, the Transaction Documents provide for no adjustment to the consideration payable by the USRP Entities to the First Washington Entities under the Merger Agreement, except to the extent of adjustments based on the Assumed Loans encumbering the Merger Agreement Properties, as more particularly set forth therein and in the Partnership Interest Agreement. Accordingly, Purchaser and Seller have agreed that the net debit or credit to the aggregate consideration payable under the Transaction Documents shall be applied against the balance of the Purchase Price due at Closing under this Agreement. The parties further acknowledge that portions of such net debit or credit may be derived from the Merger Agreement Properties (as defined in the Master Agreement), which are not included among the Properties but instead are properties to be owned by an affiliate of Purchaser from and after the Effective Time (as defined in the Merger Agreement).

     10. Termination. This Agreement may be terminated at any time prior to the Closing Date in accordance with the provisions of the Master Agreement, and any such termination shall have the effects specified in Section 10.2 of the Master Agreement.

     11. Miscellaneous.

          11.1 General. The provisions of Article 11 of the Master Agreement are incorporated herein by reference with the same force and effect as if set forth herein.

          11.2 IRS Real Estate Sales Reporting. Purchaser, Seller and Title Company (as defined in the Master Agreement) hereby agree and acknowledge that Title Company shall act as "the person responsible for closing" the transaction which is the subject of this Agreement pursuant to Code Section 6045(e) and shall prepare and file all informational returns, including, without limitation, IRS Form 1099-S, and shall otherwise comply with the provisions of Internal Revenue Code Section 6045(e). Purchaser and Seller shall reasonably cooperate in connection with such filings.

     12. State Specific Provisions.

          12.1 Illinois.  With respect to all Real Property located in Illinois:
     Purchaser and Seller hereby agree to make all disclosures and do all things necessary to comply with the Illinois Responsible Property Transfer Act ("Act"). Either a disclosure document ("IRPTA Disclosure Document") in the form required under the Act, or an affidavit to the effect that no such IRPTA Disclosure Document is required under such Act shall be delivered by Seller to Purchaser at Closing. Purchaser and Seller hereby waive the requirement of the delivery of an IRPTA Disclosure Document not less than thirty (30) days prior to the Closing Date, both parties acknowledging and agreeing that they are aware of the purpose and intent of the IRPTA Disclosure Document.

          12.2 Maryland. Purchaser is hereby apprised of and shall determine whether the Real Property located in Maryland is subject to the Agricultural Land Transfer Tax as provided in Maryland Code Section 13-301 et seq. and Purchaser shall be responsible for the payment of any Agricultural Land Transfer Tax, if any, due as a result of the conveyance of the Real Property located in Maryland to Purchaser.

          12.3 New Jersey.

             12.3.1 Within ten (10) days following the execution of this Agreement, Seller shall properly complete an Industrial Site Recovery Act Applicability/Nonapplicability Affidavit in the mandated form (the "ISRA Affidavit") for each of the Properties located in New Jersey and submit each completed ISRA Affidavit to the New Jersey Department of Environmental Protection ("NJDEP") Division of Responsible Party Site Remediation pursuant to the Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et seq., the regulations promulgated thereunder and any amending or successor legislation and regulations (collectively, "ISRA"). Seller shall obtain and deliver to Purchaser prior to Closing a letter from the NJDEP or its successor stating that each of the Properties located in New Jersey does not constitute an "industrial establishment" within the meaning of ISRA. Seller shall notify Purchaser in advance of all meetings scheduled between Seller or Seller's representatives and NJDEP, and Purchaser and Purchaser's representatives shall have the right, without the obligation, to attend and participate in all such meetings. Satisfaction of the requirements contained in this Section 12.3.1 shall be a condition precedent to Purchaser's Closing obligations.

             12.3.2. Seller represents and warrants to Purchaser that: (i) there is no state lien as referred to in the New Jersey Spill Compensation and Control Act, N.J.S.A. 58:10-23.11 et seq., as same may have been amended, and including any regulations promulgated thereunder, that has attached to any Real Property located in New Jersey, and there is no basis for any such lien, and (ii) Seller has not received any notice of intention to commence suit pursuant to the New Jersey Environmental Rights Act, N.J.S.A. 2A:35A-1, et seq., and there is no basis for such notice to be issued to Seller.

             12.4 District of Columbia. In accordance with the laws of the District of Columbia, Seller hereby advises Purchaser that with respect to the parcels of Real Property located in the District of Columbia, the respective characteristics of the soil as described by the Soil Conservation Service of the United States Department of Agriculture in the Soil Survey of the District of Columbia published in 1976, as the same may be amended from time to time, and as shown on the Soil Maps of the District of Columbia, are as follows: (i) 1529 Wisconsin
        Avenue -- "Urban land association"; (ii) 3066 M Street -- "Urban land association"; and (iii) Spring Valley Shopping Center -- "Urban land -- Manor -- Glenelg association". For further information, Purchaser can contact a soil testing laboratory, the District of Columbia Department of Environmental Services, or the Soil Conservation Service of the United States Department of Agriculture.

                    [Remainder of page intentionally blank]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.
                                          SELLER:

                                          FIRST WASHINGTON REALTY TRUST, INC.

                                          By:     /s/ WILLIAM J. WOLFE
                                            ------------------------------------
                                          Name:   William J. Wolfe
                                          Title:   President and CEO

                                          FIRST WASHINGTON REALTY LIMITED
                                          PARTNERSHIP

                                          By:  First Washington Realty Trust,
                                          Inc., its general partner

                                          By:     /s/ WILLIAM J. WOLFE
                                            ------------------------------------
                                          Name:  William J. Wolfe
                                          Title:   President and CEO

                                          FW-NEWARK, L.L.C.

                                          By:  First Washington Realty Limited
                                          Partnership,
                                             its sole member

                                          By:  First Washington Realty Trust,
                                          Inc., its general partner

                                          By:     /s/ WILLIAM J. WOLFE
                                            ------------------------------------
                                          Name:  William J. Wolfe
                                          Title:   President and CEO

                                          L&M DEVELOPMENT COMPANY LIMITED
                                          PARTNERSHIP

                                          By:  First Washington Realty Limited
                                             Partnership, its general partner

                                          By:  First Washington Realty Trust,
                                               Inc., its general partner

                                          By:     /s/ WILLIAM J. WOLFE
                                            ------------------------------------
                                          Name:   William J. Wolfe
                                          Title:   President and CEO

                                          PARKVILLE SHOPPING CENTER, L.L.C.

                                          By:  First Washington Realty Limited
                                             Partnership, its sole member

                                          By:  First Washington Realty Trust,
                                               Inc.,
                                             its general partner

                                          By:     /s/ WILLIAM J. WOLFE
                                            ------------------------------------
                                          Name:  William J. Wolfe
                                          Title:   President and CEO

                                          CAPITOL PLACE I INVESTMENT LIMITED
                                          PARTNERSHIP

                                          By:  First Washington Realty Limited
                                          Partnership, its general partner

                                          By:  First Washington Realty Trust,
                                               Inc.,
                                             its general partner

                                          By:     /s/ WILLIAM J. WOLFE
                                            ------------------------------------
                                          Name:  William J. Wolfe
                                          Title:   President and CEO

                                          NORTHWAY LIMITED PARTNERSHIP

                                          By:  First Washington Realty Limited
                                             Partnership, its general partner

                                          By:  First Washington Realty Trust,
                                               Inc., its general partner

                                          By:     /s/ WILLIAM J. WOLFE
                                            ------------------------------------
                                          Name:   William J. Wolfe
                                          Title:   President and CEO

                                          SOUTHSIDE MARKETPLACE LIMITED
                                          PARTNERSHIP

                                          By:  First Washington Realty Limited
                                             Partnership, its general partner

                                          By:  First Washington Realty Trust,
                                               Inc.,
                                             its general partner

                                          By:     /s/ WILLIAM J. WOLFE
                                            ------------------------------------
                                          Name:  William J. Wolfe
                                          Title:   President and CEO

                                          CLOPPERS MILL VILLAGE CENTER, L.L.C.

                                          By:  First Washington Realty Limited
                                          Partnership, its managing member

                                          By:  First Washington Realty Trust,
                                               Inc.,
                                             its general partner

                                          By:     /s/ WILLIAM J. WOLFE
                                            ------------------------------------
                                          Name:  William J. Wolfe
                                          Title:   President and CEO

                                          ALLENBETH ASSOCIATES LIMITED
                                          PARTNERSHIP

                                          By: First Washington Realty Trust,
                                              Inc., its general partner

                                          By:     /s/ WILLIAM J. WOLFE
                                            ------------------------------------
                                          Name:   William J. Wolfe
                                          Title:   President and CEO

                                          BRANCHWOOD APARTMENTS LIMITED
                                          PARTNERSHIP
                                          A tenant in common with First
                                          Washington Realty Limited Partnership

                                          By:  Branchwood, Inc.,
                                             its general partner

                                          By:      /s/ WILLIAM J. WOLFE
                                             -----------------------------------
                                          Name:  William J. Wolfe
                                          Title:   President and CEO

                                          FIRST WASHINGTON REALTY LIMITED
                                          PARTNERSHIP
                                          A tenant in common with Branchwood
                                          Apartments Limited Partnership

                                          By:  First Washington Realty Trust,
                                               Inc.,
                                             its general partner

                                          By:     /s/ WILLIAM J. WOLFE
                                            ------------------------------------
                                          Name:  William J. Wolfe
                                          Title:   President and CEO

                                          WOODHOLME PROPERTIES LIMITED
                                          PARTNERSHIP

                                          By:  First Washington Realty Limited
                                             Partnership, its general partner

                                          By:  First Washington Realty Trust,
                                               Inc.,  its general partner

                                          By:     /s/ WILLIAM J. WOLFE
                                            ------------------------------------
                                          Name:   William J. Wolfe
                                          Title:   President and CEO

                                          SP ASSOCIATES LIMITED PARTNERSHIP

                                          By:  First Washington Realty Limited
                                             Partnership, its general partner

                                          By:  First Washington Realty Trust,
                                               Inc., its general partner

                                          By:     /s/ WILLIAM J. WOLFE
                                            ------------------------------------
                                          Name:  William J. Wolfe
                                          Title:   President and CEO

                                          JFD LIMITED PARTNERSHIP

                                          By:  JFD, Inc.,
                                             its general partner

                                          By:     /s/ WILLIAM J. WOLFE
                                            ------------------------------------
                                          Name:  William J. Wolfe
                                          Title:   President and CEO

                                          FW-BRYANS ROAD LIMITED PARTNERSHIP

                                          By:  Bryans QRS, Inc.,
                                             its general partner

                                          By:     /s/ WILLIAM J. WOLFE
                                            ------------------------------------
                                          Name:   William J. Wolfe
                                          Title:   President and CEO

                                          GREENSPRING ASSOCIATES LIMITED
                                          PARTNERSHIP

                                          By:  Valley Centre, Inc.,
                                             its general partner

                                          By:     /s/ WILLIAM J. WOLFE
                                            ------------------------------------
                                          Name:  William J. Wolfe
                                          Title:   President and CEO

                                          PURCHASER:

                                          USRP I, LLC

                                          By: U.S. Retail Partners, LLC,
                                            its sole member

                                          By:      /s/ JAMES W. GAUBE
                                            ------------------------------------
                                          Name:  James W. Gaube
                                          Title:   Executive V.P.

     The undersigned party, being the Title Company under the Agreement, hereby joins in the execution of this Agreement solely for the purpose of acknowledging and agreeing to the provisions of Section 11.2.

                                          LandAmerica Title Insurance Company

                                          By: Commercial Settlements, Inc.,
                                            its agent

                                          By:
                                            ------------------------------------
                                          Name:
                                          Title:

                                LIST OF EXHIBITS

A        --  List of FWOP Subsidiaries
1-A      --  List of Properties
1-B      --  Selected Defined Terms
4.5      --  Equity Interest Properties
8.2.1    --  Form of Deed
8.2.2    --  Form of Bill of Sale
8.2.3    --  Form of Assignment of Intangibles
8.2.4    --  Form of Assignment of Lease
8.2.13   --  Form of Certificate Regarding Representations and Warranties
8.2.20   --  Form of Assignment and Assumption of Interests Agreement

                                  EXHIBIT 1-B

                LIST OF DEFINED TERMS AND SECTIONS WHERE DEFINED

"AGREEMENT" -- Introductory paragraph.
"ALLOCATED PURCHASE PRICE" -- Section 2.
"ASSIGNMENT AND ASSUMPTION OF INTERESTS AGREEMENT" -- Section 8.2.20. "ASSIGNMENTS OF INTANGIBLES" -- Section 8.2.3.
"ASSIGNMENTS OF LEASES" -- Section 8.2.4.
"ASSUMED LOAN LENDERS" -- Section 2.
"ASSUMED LOANS" -- Section 2.
"BILLS OF SALE" -- Section 8.2.2.
"BUSINESS DAY" -- Section 11.15.
"CLOSING" -- Section 8.1.
"CLOSING DATE" -- Section 8.1.
"CONTRACTS" -- Section 1.1.
"DEEDS" -- Section 8.2.1.
"EQUITY INTEREST PROPERTIES" -- Section 4.
"FIRPTA CERTIFICATE" -- Section 8.2.6.
"FWOP" -- Introductory paragraph.
"IMPROVEMENTS" -- Section 1.2.
"INTANGIBLE PROPERTY" -- Section 1.3.
"INTERESTS" -- Section 4.5.
"IRPTA DISCLOSURE STATEMENT" -- Section 13.1.
"LAND" -- Section 1.4.
"LEASES" -- Section 1.5.
"PERSONAL PROPERTY" -- Section 1.6.
"PROPERTIES" -- Introductory paragraph.
"PROPERTY" -- Introductory paragraph.
"PURCHASE PRICE" -- Section 2.
"PURCHASER" -- Introductory paragraph.
"REAL PROPERTY" -- Section 1.7.
"SELLER" -- Introductory paragraph.
"STATE CERTIFICATES" -- Section 8.2.5.
"TENANT NOTICES" -- Section 8.2.8.
"TERMINATED CONTRACTS" -- Section 5.2.2.
"TITLE POLICY" -- Section 1.8.